Exhibit 99.01

Immersion Corporation Reports Fourth Quarter and Full Year 2017 Results
SAN JOSE, Calif., February 22, 2018 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the fourth quarter and year ended December 31, 2017.
Results for the quarter ended December 31, 2017
Total revenues for the fourth quarter of 2017 were $6.9 million, a decrease of 26% compared to $9.3 million for the fourth quarter of 2016. Royalty and license revenues of $6.7 million for the fourth quarter of 2017 were down 25% compared to $8.9 million for the same period last year.
Net loss for the fourth quarter of 2017 was $12.3 million, or $(0.42) per diluted share. This compares to net loss of $38.1 million, or $(1.32) per diluted share, for the fourth quarter of 2016. Net loss for the fourth quarter of 2016 includes a tax provision of $26.8 million, primarily related to a non-cash charge of $28.1 million recorded to establish a full valuation allowance against the Company’s U.S. deferred tax assets.
Non-GAAP net loss for the fourth quarter of 2017 was $6.2 million, or $(0.21) per share, compared with non-GAAP net loss of $7.9 million, or $(0.27) per share, for the fourth quarter of 2016. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
Results for the year ended December 31, 2017
Revenues for 2017 were $35.0 million, a decrease of 39% as compared to $57.1 million for 2016. Royalty and license revenues for 2017 totaled $34.1 million, a decrease of 39% from $56.0 million for 2016. Total revenues for 2016 include recognition of a non-recurring license fee from Samsung of $19.0 million.
Net loss for 2017 was $45.3 million, or $(1.55) per share, as compared to net loss of $39.4 million, or $(1.37) per share, for 2016. Net loss for 2016 includes a tax provision of $25.5 million, primarily related to a non-cash charge of $28.1 million to establish a valuation allowance against the Company’s U.S. deferred tax assets.
Non-GAAP net loss for 2017 was $28.6 million, or $(0.98) per share, as compared to non-GAAP net loss of $5.0 million, or $(0.17) per share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
As of December 31, 2017, Immersion’s cash, cash equivalents and short term investments were $46.5 million, compared to $89.8 million as of December 31, 2016.
Management Commentary and Business Outlook
“Immersion has been and will continue to be, the torchbearer of haptics,” said Carl Schlachte, interim CEO and Chairman of the Board. “Our focus on innovation and development of cutting-edge haptic technology remains at the forefront of our company’s strategy. Today, our employees are working on haptic technology solutions for fascinating and seemingly insurmountable challenges that will become mainstream in the market during the next five to ten years. This is the work we do here at Immersion; this is why our patent portfolio is exceptional; and, this is why I’m so excited about the future of our company.”

“Our financial outlook for 2018 has been estimated in accordance with ASC 606 and based on current expectations regarding existing and anticipated fixed license fee contracts, independent of possible litigation outcomes. As such, we anticipate annual revenues of $80 million to $95 million and Non-GAAP net income of $35 million to $46 million,” concluded Mr. Schlachte.
Recent Business Highlights

•	Entered into settlement and license agreements with Apple, the terms of which are confidential.

•	Signed a multi-year license agreement with Marquardt GmbH, providing Marquardt with access to Immersion’s patented haptic technology for use in its automotive solutions.

•
Signed a multi-year license agreement whereby Japan's Nippon Seiki Co., Ltd., a global supplier of control panels for home, office and factory appliances, will license Immersion's technology for its line of printer and copier products.

Conference Call Information
Immersion will host a conference call with company management on Thursday, February 22, 2018 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the fourth quarter and fiscal year ended December 31, 2017. To participate on the live call, analysts and investors should dial +1 888-857-6930 (conference ID: 4111783) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Immersion Corporation (NASDAQ:IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 2,800 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.
Adoption of Revenue Accounting Standard ASC 606
On January 1, 2018, Immersion will adopt the new revenue accounting standard (ASC 606) which will substantially impact the timing of our revenue recognized in future reporting periods. The company is currently in the process of finalizing all of the impacts of ASC 606 including certain estimates relative to our accounting for our fixed fee license contracts.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net loss and Non-GAAP net loss per share, because it is useful in understanding the company’s performance as it more closely reflects its expected long-term effective tax rates and excludes certain non-cash expenses and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.
Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, our expectation that revenues for 2018 will be in the range of $80 million to $95 million and non-GAAP net income for 2018 ranging from $35 million to $46 million and statements regarding litigation outcomes.
Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; the impact of litigation developments on existing and potential customers; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; the impact of new accounting standards that will affect key items such as revenue recognition and sales commissions; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.
For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2016 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.
(IMMR - C)
###

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2017	December 31, 2016
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$24,622	$56,865
Short-term investments	21,916	32,907
Accounts receivable, net	806	1,382
Prepaid expenses and other current assets	736	2,876
Total current assets	48,080	94,030
Property and equipment, net	3,150	4,016
Deferred income tax assets	401	359
Prepaid income taxes	—	4,997
Other assets, net	344	365
TOTAL ASSETS	$51,975	$103,767
LIABILITIES
Accounts payable	$6,647	$5,951
Accrued compensation	4,133	4,753
Other current liabilities	3,896	4,409
Deferred revenue	4,424	5,909
Total current liabilities	19,100	21,022
Long-term deferred revenue	22,303	26,393
Other long-term liabilities	915	1,012
TOTAL LIABILITIES	42,318	48,427
STOCKHOLDERS’ EQUITY	9,657	55,340
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$51,975	$103,767

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Royalty and license	$6,662	$8,918	$34,089	$56,030
Development, services, and other	234	375	924	1,056
Total revenues	6,896	9,293	35,013	57,086
Costs and expenses:
Cost of revenues	39	58	197	197
Sales and marketing	3,374	3,878	13,516	14,613
Research and development	2,621	3,159	11,759	13,388
General and administrative	11,458	13,406	53,343	44,151
Restructuring costs	1,620	—	1,620	—
Total costs and expenses	19,112	20,501	80,435	72,349
Operating loss	(12,216)	(11,208)	(45,422)	(15,263)
Interest and other income (expense)	107	(155)	611	754
Loss from continuing operations before provision for income taxes	(12,109)	(11,363)	(44,811)	(14,509)
Provision for income taxes	(185)	(26,785)	(480)	(25,521)
Loss from continuing operations	(12,294)	(38,148)	(45,291)	(40,030)
Income from discontinued operations	—	—	—	649
Net loss	$(12,294)	$(38,148)	$(45,291)	$(39,381)
Basic net income (loss) per share
Continuing operations	$(0.42)	$(1.32)	$(1.55)	$(1.39)
Discontinued operations	$0.00	$0.00	$—	$0.02
Total	$(0.42)	$(1.32)	$(1.55)	$(1.37)
Shares used in calculating basic net income (loss) per share	29,250	28,860	29,179	28,759
Diluted net income (loss) per share
Continuing operations	$(0.42)	$(1.32)	$(1.55)	$(1.39)
Discontinued operations	$0.00	$0.00	$0.00	$0.02
Total	$(0.42)	$(1.32)	$(1.55)	$(1.37)
Shares used in calculating diluted net income (loss) per share	29,250	28,860	29,179	28,759

Immersion Corporation
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net loss	$(12,294)	$(38,148)	$(45,291)	$(39,381)
Add: Stock-based compensation	2,028	1,308	6,102	6,111
Add: Restructuring costs	1,620		1,620
Add: Provision for income taxes	185	26,785	480	25,521
Less: Non-GAAP benefit provision for income taxes on continuing operations (at 19%)	2,301	2,159	8,514	2,757
Non-GAAP net loss	$(6,160)	$(7,896)	$(28,575)	$(4,992)
Non-GAAP net loss per share	$(0.21)	$(0.27)	$(0.98)	$(0.17)
Shares used in calculating Non-GAAP net loss per share	29,250	28,860	29,179	28,759

Media Contact:
Edelman
Colleen Kuhn
(650) 762-2804
colleen.kuhn@edelman.com

Investor Contact:
The Blueshirt Group
Jennifer Jarman
+1 415.217.5866
jennifer@blueshirtgroup.com